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                                                                    EXHIBIT 99.1



          VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 PM
                 [____________________] TIME ON [___________] *

                           J. ALEXANDER'S CORPORATION
                            SUBSCRIPTION CERTIFICATE
               TO BE USED TO SUBSCRIBE FOR SHARES OF COMMON STOCK

DEAR SHAREHOLDER,

As a registered owner of this Subscription Certificate, you are entitled to purchase shares of the common stock of J. Alexander's Corporation pursuant to the terms and conditions set forth in the enclosed Prospectus which describes the Rights Offering. This is a non-transferable right, and only you can exercise it.

You will receive 1.0 right for each share of common stock of record you held on April 5, 1999 (the "Record Date"). Each right entitles you to purchase 0.2 share of common stock for $3.75 per share. For every five rights you receive, you will be entitled to purchase 1 new share of common stock. See the box below which calculates how many shares you are entitled to purchase through the offering (Basic Subscription Right). As an example, if you owned 100 shares on April 5, 1999, you would be entitled to purchase 20 new shares of J. Alexander's Corporation's common stock. No fractional shares will be issued; any remaining fractional share will be rounded up to the nearest whole number of shares.


--------------------------------------------------------------------------------
                          FULL BASIC SUBSCRIPTION RIGHT

        Number of shares you owned on April 5, 1999 ______ * 0.2 = ______
                      shares you are entitled to purchase

                         (round up fractions of shares)
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YOU HAVE THREE CHOICES:

1. You can subscribe for all the new shares listed in the box above (the "Basic Subscription Right")

3. You can subscribe for less than the number of new shares listed in the box above, or

4. If you do not wish to purchase new shares, disregard this material.

ENTER ONE CHOICE ONLY:

[ ] 1. I wish to apply for the Basic Subscription Right.

         Enter number of shares  ____________ x $3.75 = Total Due $_____________

[ ] 2. I wish to apply for less than the number of new shares listed above
         Enter number of shares  ____________ x $3.75 = Total Due $_____________


                           Control No._______________
                           Account No._______________



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INSTRUCTIONS

IN ORDER TO PURCHASE SHARES OF J. ALEXANDER'S CORPORATION PURSUANT TO THE RIGHTS OFFERING, PLEASE BE SURE TO:

1. COMPLETE THE INFORMATION ON THE FRONT OF THIS CERTIFICATE.

2. SIGN BELOW.

3. RETURN THIS COMPLETED AND SIGNED CERTIFICATE TOGETHER WITH PAYMENT AS CALCULATED ON THE FRONT OF THIS CERTIFICATE TO SUNTRUST BANK, NASHVILLE, N.A., IN THE ENVELOPE PROVIDED BEFORE 5:00 P.M., CENTRAL DAYLIGHT TIME ON [________________] (THE "EXPIRATION DATE"). REMEMBER, FULL PAYMENT MUST BE MADE IN UNITED STATES DOLLARS BY MONEY ORDER OR CHECK DRAWN ON A BANK LOCATED IN THE UNITED STATES AND MADE PAYABLE TO "SUNTRUST BANK, NASHVILLE, N.A., AS SUBSCRIPTION AGENT" OR BY WIRE TRANSFER. NO THIRD PARTY CHECKS WILL BE ACCEPTED.

4. ALTERNATIVELY, YOU MAY CONTACT YOUR BROKER AND COMPLETE A NOTICE OF GUARANTEED DELIVERY FORM.


SIGNATURE

I acknowledge that I have received the Prospectus for this rights offering, and I hereby irrevocably subscribe for the number of new shares indicated on the front of this certificate on the terms and conditions specified in the Prospectus.

I hereby agree that if I fail to pay in full for the shares for which I have subscribed, J. Alexander's Corporation may exercise any of the remedies provided for in the Prospectus.


Print Name of Subscriber(s)       ______________________________________

Signature of Subscriber(s)        ______________________________________

Signature Guarantee if required   ______________________________________

(Please sign here)                ______________________________________

Telephone number (including area code):_________________________

If you wish to have your shares and refund check (if any) delivered to another address other than that listed on this subscription certificate, you must have your signature guaranteed. Appropriate signature guarantors include: banks and savings associations, credit unions, member firms of a national securities exchange, municipal securities dealers and government securities dealers. Please provide delivery address below and please note if it is a permanent change.

Other Address___________________________________________________________________


* Unless offer is extended



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